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                           REUTER MANUFACTURING, INC.
                         COMMON STOCK WARRANT AGREEMENT
                         ------------------------------

          This Common Stock Warrant Agreement (the "Warrant") is made and entered into as of December 31, 1995 (the "Effective Date"), by and between Reuter Manufacturing, Inc., a Minnesota corporation ("Reuter"), and Sanwa Business Credit Corporation, a Delaware corporation ("SBCC"). Reuter and SBCC are sometimes herein collectively referred to as "Parties" and separately referred to as a "Party".

                                    RECITALS

          This Warrant is entered into in light of the following background:

          A. Reuter has requested SBCC to make certain financial accommodations to Reuter.

          B. It is a material condition of SBCC's granting of the requested financial accommodations that Reuter enter into this Warrant.

                                    AGREEMENT

          NOW THEREFORE, for and in consideration of the background Recitals and the mutual promises, terms and conditions contained herein and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

          1. GRANT OF WARRANT. Reuter hereby grants SBCC, its nominees, successors or assigns the right to purchase up to 3,178,780 shares (the "Shares") of Reuter's authorized, unissued, nonassessable Common Stock, par value $.1875 per share (the "Common Stock"), upon the payment by SBCC to Reuter of the total purchase price of ten dollars ($10.00) (the "Purchase Price"). SBCC shall have the right to exercise this Warrant in whole or in part at any time or times after the occurrence of an event described in Section 3(a) below. The number of Shares purchasable upon exercise of this Warrant (the "Share Number") shall be subject to adjustment from time to time as set forth in
Section 4.

          2. COVENANTS OF REUTER. Reuter will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. Reuter covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Reuter will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable requirements of any federal or state securities laws or of any national stock exchange upon which the shares of Common Stock of Reuter may be listed. Reuter will not take any action which results in any adjustment of the Share Number if the total number of


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shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by Reuter's Certificate of Incorporation.

          3.   EXERCISE OF WARRANT.

               a. VESTING. SBCC can exercise the Warrant at any time, and from time to time, in whole or in part, following the occurrence of an "ownership change" in respect of Reuter, for the purposes of Section 382(g)(1) of the Internal Revenue Code of 1986, as amended, except an "ownership change" resulting directly or indirectly from the acquisition of securities of Reuter by the holder of this Warrant, or a person or entity acting on behalf of or in concert with such holder.

               b. EXERCISE OF WARRANT. In order to exercise this Warrant, the holder of this Warrant shall deliver to Reuter, at its address specified below,
(i) a written notice of such holder's election to exercise this Warrant, specifying the number of shares of Common Stock to be purchased, (ii) this Warrant and (iii) payment of the Purchase Price for the number of shares specified, in cash or by a certified or cashier's check. Reuter may require SBCC to furnish a written statement that the Shares are being purchased for its own account and not with a view to the distribution thereof. Upon receipt of written notice, Reuter shall as promptly as practicable execute or cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of Shares purchased. SBCC agrees that such certificate or certificates may bear a legend setting forth restrictions on transferability of the shares of Common Stock evidenced by such certificate or certificates. If this Warrant shall have been exercised only in part, Reuter shall also cancel this Warrant and deliver a new Warrant of like tenor evidencing the rights of such holder to purchase the remaining Shares called for by this Warrant.

          Notwithstanding the foregoing, Reuter shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of paragraph 5(d) hereof.

               c. PURCHASE PRICE. The Purchase Price for an individual Share under this Warrant at any time shall be $10.00 divided by the then-current Share Number.

          4.   ADJUSTMENTS.

               a. DIVIDENDS. No payment or adjustment shall be made upon any exercise of this Warrant on account of any previous cash dividends.

               b.   SUBDIVISION OR COMBINATION OF STOCK.

                    i. In case Reuter shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or declare a dividend or make any other distribution upon the Common Stock of Reuter payable in Common Stock, the Share Number in

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effect immediately prior to such subdivision, dividend or distribution shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of Reuter shall be combined into a smaller number of shares, the Share Number in effect immediately prior to such combination shall be proportionately reduced. No fractional shares shall be issued upon the exercise of this Warrant.

                    ii. RECORD DATE. In case Reuter shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, as the case may be.

               c.   REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR
SALE.

                    i. If any capital reorganization or reclassification of the capital stock of Reuter, or any consolidation or merger of Reuter with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, Reuter covenants and agrees that, as a condition of such reorganization, reclassification, consolidation, merger or sale, it shall ensure that lawful and adequate provisions shall be made whereby SBCC shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of Reuter immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of SBCC to the end that the provisions hereof (including without limitation provisions for adjustments of the Share Number) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

                    ii. In the event of a merger or consolidation of Reuter with or into another corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of Reuter outstanding immediately prior to such merger or consolidation, then the Share Number in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of Reuter. Reuter covenants and agrees that it will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than Reuter) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of Reuter, the obligation to deliver to such holder such shares

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of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

               d. NOTICE OF ADJUSTMENT. Upon any adjustment of the Share Number, then and in each such case Reuter shall give written notice thereof, which notice shall state the Share Number resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               e.   OTHER NOTICES.  In case at any time:

                    i. Reuter shall declare any dividend upon its Common Stock payable in stock;

                    ii. Reuter shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    iii. there shall be any capital reorganization, or
                         reclassification of the capital stock of Reuter, or consolidation or merger of Reuter with, or sale of all or substantially all of its assets to, another corporation; or

                    iv. there shall be a voluntary dissolution, liquidation or winding up of Reuter;

then, in any one or more of said cases, Reuter shall give, (i) at least 20 days prior written notice of the date on which the books of Reuter shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          5.   MISCELLANEOUS.

               a. TERMINATION. This Warrant will terminate and cease to be exercisable upon the indefeasible payment in full of all sums due SBCC under the Income Sharing Agreement of even date herewith by and between the parties hereto.

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               b.   ISSUE TAX.  The issuance of certificates for shares of
Common Stock upon exercise of this Warrant shall be made without charge to SBCC for any issuance tax in respect thereof, provided that Reuter shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant.

               c. CLOSING OF BOOKS. Reuter will not close its books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant.

               d. TRANSFERABILITY; REGISTRATION UNDER SECURITIES ACT. Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, nor under the securities law of any state. This Warrant cannot be exercised, sold or transferred, in whole or in part, and the shares of Common Stock issuable upon exercise of this Warrant cannot be sold or transferred, unless and until they are so registered or upon receipt of an opinion of SBCC's counsel addressed to Reuter, such counsel and opinion to be reasonably satisfactory to Reuter, that such registration is not then required under applicable state or federal law under the circumstances of such sale or transfer. If in the opinion of such counsel the proposed exercise, sale or transfer may be effected without registration or qualification (under federal or state law), such holder shall be entitled to exercise sell or transfer the Warrant or the Shares, as the case may be, in accordance with the opinion of such counsel; provided, that an appropriate legend may be endorsed on this Warrant, and/or the certificates evidencing the Shares purchased upon exercise of this Warrant, regarding the restrictions upon the transfer thereof necessary or advisable in the opinion of counsel to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

               e. NOTICE. Except as otherwise expressly provided for herein, any and all notices given in connection with this Warrant shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express, or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested, facsimile transmission with a duplicate copy sent contemporaneously by U.S. Mail, or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Warrant; (b) the date delivery shall have been refused at the address required by this Warrant; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Warrant. Any and all notices referred to in this Warrant, or which either party desires to give to the other, shall be addressed as follows:

(a)       If to SBCC, at:               Sanwa Business Credit Corporation
                                        One South Wacker Drive
                                        Chicago, Illinois 60606
                                        Attn:     Asset Management Division
                                        Fax: (312) 782-6486

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          with a copy to:               Richard G. Smolev, Esq.
                                        Sachnoff & Weaver, Ltd.
                                        30 South Wacker Drive
                                        Chicago, Illinois 60606
                                        Fax: (312) 207-6400

(b)       If to Reuter, at:             Reuter Manufacturing, Inc.
                                        410 Eleventh Avenue South
                                        Hopkins, Minnesota 55343
                                        Attn:     James Taylor, President and
                                                  Chief Executive Officer
                                        Fax: (612) 935-7798

          with a copy to:               Hart Kuller, Esq.
                                        Winthrop & Weinstine, P.A.
                                        3200 Minneapolis World Trade Center
                                        30 East Seventh Street
                                        St. Paul, Minnesota 55101
                                        Fax: (612) 292-9347

The above addresses may be changed by notice of such changed, mailed as provided herein, to the last address designated.

               f. LIMITATION OF LIABILITY. No provisions hereof, in the absence of affirmative action by SBCC to purchase Shares hereunder, and no mere enumeration herein of the rights or privileges of SBCC shall give rise to any liability of such holder for the Purchase Price or as a shareholder of Reuter (whether such liability is asserted by Reuter or creditors of Reuter).

               g. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

               h. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement by and between the Parties with respect to the matters herein contemplated. This Warrant supersedes all previous agreements, negotiations and commitments in respect thereto. This Warrant shall not be changed or modified in any manner, except by mutual consent in a writing of subsequent date signed by the duly authorized representatives of each Party hereto at any time prior to the date of exercise.

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               i.   COUNTERPARTS.  This Warrant may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parties have executed this Warrant as of the Effective Date.


REUTER MANUFACTURING, INC.                     SANWA BUSINESS CREDIT
                                               CORPORATION

By:  /s/ James W. Taylor                       By: /s/ Thomas P. Guido
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Its: President                                 Its: Group Vice President
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